UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 17, 2017

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Wyoming 333-103331 03-0377717
State of Incorporation Commission File No. I.R.S. Employer
Identification No.

3773 West Fifth St., Ste. 301, Post Falls, Id 83854
(Address of principal executive offices) (Zip Code)

(208)457-9442
Registrant’s telephone number

N/A
(Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation

On November 17, 2017, the Company was notified that its Articles of Amendment were accepted for filing with the Wyoming Secretary of State’s office.  The official filing date was November 13, 2017.

The Articles of Amendment were submitted for the purpose of implementing a twenty for one (20:1) reverse stock split of the Company's issued and outstanding common stock.  This reverse stock split is a requirement of the Capital Stock Exchange Agreement dated September 8, 2017 between the Company and Epoint Payment Corp which was previously disclosed in a Current Report.

This reverse stock split will not be effective until the Financial Industry Regulatory Authority (FINRA) selects the future effective date.  This date is subject to FINRA's review of the Issuer Company Related Action Notification Form which the company expects to file in the next week.

Item 9.01  Exhibits

Exhibit Number

3.0

Form of Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: November 21, 2017

/s/ Roy Rose

By: Roy Rose

Title: President; CEO